Exhibit 10.2



      NON-EXCLUSIVE FRANCHISE AGREEMENT FOR CONSTRUCTION AND DEMOLITION
                                     DEBRIS


         This Non-Exclusive Franchise Agreement For Construction And Demolition Debris ("Agreement") is made between Martin County ("County"), a political subdivision of the State of Florida, and CHOICE SANITATION, its successors and assigns, hereinafter referred to as the Contractor.
         WHEREAS, Contractor wishes to collect and transport construction and demolition debris in the unincorporated areas of Martin County; and
         WHEREAS, the County wishes to ensure that the Contractor's activities are performed in accordance with all applicable laws and is consistent with the public interest.
         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the County and Contractor agree as follows:

                           ARTICLE I: DEFINITIONS


         1.0 The words and terms used in this Agreement shall have the meaning set forth in Section 1.01 of County Ordinance 529, unless otherwise indicated herein.

                    ARTICLE II: CONTRACTOR'S GENERAL WARRANTY


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         2.0 By executing this Agreement, Contractor acknowledges that he has read the provisions of County Ordinance 529 and this Agreement, and Contractor agrees to comply at all times with the applicable provisions of Ordinance 529 and this Agreement.

                  ARTICLE III:  NON-EXCLUSIVE FRANCHISE

3.0 The County hereby grants a non-exclusive franchise to Contractor for the collection of construction and demolition debris in the unincorporated areas of Martin County, subject to the terms and conditions of this Agreement and all applicable laws. This franchise only authorizes the Contractor to collect construction and demolition debris in roll-off containers or other commercial containers that are equal to or less than ten (10) cubic yards in size. This franchise does not grant the Contractor the right to collect construction and demolition debris in larger containers or the right to provide commercial collection service or any residential service.

                               ARTICLE IV:  TERM

4.0 This Agreement shall be effective when signed by the County's duly authorized representative. This Agreement shall expire one year after the effective date, unless the Contractor applies for a renewal of this Agreement and the application is approved by the County.

                        ARTICLE V: CONTRACTOR'S OPERATIONS


         5.0 The Contractor shall take all necessary steps to ensure that its operations are performed in compliance with all applicable provisions of the Martin County Code and any other applicable local, state, or federal laws.
         5.1 The Contractor's employees shall be properly trained and qualified to perform the tasks assigned to them.
         5.2 Contractor may collect and transport construction and demolition debris between 7 AM and 8 PM, Monday through Saturday Contractor shall not collect or transport construction and demolition debris at other times, unless the Contractor has received the prior approval of the Director of the Martin County Environmental Services Department.
         5.3 When collecting or transporting construction and demolition debris. Contractor's employees shall wear a company shirt or uniform, which shall have the Contractor's logo in a conspicuous place.
         5.4 All of the trucks used by the Contractor for the collection of construction and demolition debris shall be marked with the name and phone name of the Contractor in letters that are plainly visible and at least four inches high. Each commercial container used by the Contractor for the collection of construction and demolition debris shall be labeled by the Contractor on each side in the same manner.
         5.5 The Contractor's commercial containers shall be securely covered when transporting construction and demolition debris in the unincorporated areas of Martin County.
         5.6 All of the vehicles used by the Contractor for transporting construction and demolition debris in Martin County shall be maintained in a good, clean, and safe operating condition.
          5.7 Contractor shall provide the County with a list of the vehicles used by the Contractor and the license plate number for each vehicle.
          5.8 The Contractor shall immediately pick up and properly process or dispose of any solid waste, recovered material, or other material that is spilled by the Contractor.
         5.9 This Agreement authorizes the use of roll-off containers or other containers that are equal to or less than ten (10) cubic yards in size. This size limitation applies to the total volume of all containers provided by the Contractor at one site. The Contractor may provide an unlimited number of containers for construction and demolition debris, but the Contractor shall not use multiple containers at one site to provide more than ten cubic yards of capacity.
         5.10 Containers holding recovered materials only are not subject to the ten cubic yard limitation set forth in Section 5.9, above. However, any container holding more than a de minimis amount of solid waste will be regulated as though the container were filled with solid waste.

                         ARTICLE VI: DISPOSAL SITES


         All of the solid waste collected by the Contractor shall be processed or disposed of at a duly licensed and permitted solid waste management facility.

                        ARTICLE VII: FRANCHISE FEES

7.0 The Contractor shall pay a franchise fee to the County for the privilege of using the public streets, roads, alleys and other thoroughfares of the County for the collection and transportation of construction and demolition debris that originates in the unincorporated areas of the County. The franchise fee also may be used to pay the cost of implementing, administering and enforcing the County's regulations for the safe handling of construction and demolition debris generated in the unincorporated areas of Martin County.
         7.1 The franchise fee shall be equal to five percent (5%) of the total gross revenues collected by the Contractor for the services provided pursuant to this Agreement, including the collection, transportation, processing and disposing of construction and demolition debris originating in the unincorporated areas of Martin County.
         7.2 Franchise fees shall be paid to the County at least once each quarter. If paid quarterly, franchise fees shall be delivered to the County no later than January 15, April 15, July 15, and October 15 of each year. Each quarterly payment shall be based on the gross revenues earned by the Contractor for the services provided pursuant to this Agreement for the preceding calendar quarter.
         7.3 At least once each year, the Contractor shall provide the County with an audited financial statement to demonstrate that the Contractor has fully paid the applicable franchise fee. The financial statement shall be prepared by an independent accounting firm in accordance with generally accepted accounting principles. Unless the County instructs the Contractor otherwise, the Contractor shall deliver the audited financial statement to the County within 45 days after the anniversary of the effective date of this Agreement.
         7.4 Each month the Contractor shall deliver to the County a true and correct report identifying the gross revenues collected by the Contractor during the previous month for the services provided by the Contractor pursuant to this Agreement. The first monthly report shall be submitted within 15 days after the end of the first month following the effective date of this Agreement. Each monthly report thereafter shall be submitted on the 15th day of the following month.
         7.5 Each quarterly payment of the franchise fee shall be accompanied by a true and accurate report demonstrating that the franchise fee has been paid in full for the preceding calendar quarter.
         7.6 The Contractor shall allow the County's auditors to inspect and examine the Contractor's financial books and records to confirm the Contractor's compliance with this Agreement. The inspections shall be allowed by the Contractor at any time following a reasonable notice, which shall not be construed to exceed seven days. Additionally, the County's auditors may communicate directly with customers of the Contractor for the purpose of confirming the Contractor's compliance with this Agreement. To the extent authorized by Section 119.165, Florida Statutes, or other applicable laws, the information obtained by the County shall remain confidential.
         7.7 If the Contractor fails to pay the full amount of the franchise fee in a timely manner, the County may suspend the franchise until payment is made or may revoke the franchise. The Contractor shall pay any and all of the County's expenses for the collection of the franchise fees, including but not limited to court costs and reasonable attorneys' fees. Interest shall accrue on any unpaid franchise fee at the maximum rate allowed by law.

                            ARTICLE VIII: INSURANCE


         8.0 The Contractor shall not begin collecting construction and demolition debris under this Agreement until appropriate certificates of insurance are provided to the County to demonstrate compliance with the requirements of this Agreement. The Contractor must maintain the insurance in full force and effect at all times throughout the term of this Agreement. The County shall be named as an additional insured on all of the insurance policies, except for workers' compensation.
         8.1 The Contractor shall provide workers' compensation and employer's liability insurance of not less than $500,000 for each person/accident and each person/disease, or the minimum amount required under Florida law, whichever is greater.
         8.2 The Contractor shall provide commercial general liability insurance in the amount of $1,000,000 per occurrence, and shall include coverage for bodily injury, death, property damage and other liabilities arising from or related to Contractor's premises, operations, independent contractors, and contracts. The contractual coverage must specify that it covers the hold harmless provisions of this Agreement.
         8.3 The Contractor shall provide vehicle liability insurance with minimum combined single limits of $1,000,000 for all owned, hired, and non-owned vehicles.
         8.4 The Contractor shall provide umbrella liability insurance with a limit of not less than $2,000,000. The umbrella coverage shall be form-following and shall mirror the underlying coverage.
         8.5 All of the companies providing insurance must be authorized to do business in the State of Florida. All of the insurance companies providing coverage must be rated A-, IX or higher in the most recent edition of Best's Key Rating Guide.
         8.6 No change or cancellation of any insurance required under this Agreement may be made unless thirty (30) days prior written notice is provided to the County. Each insurance certificate must name the County as an additional insured and contain a clause stating substantially as follows: "If any of the above-described policies are to be cancelled or undergo material change before the expiration date, the issuing insurance company will mail written notice to the Martin County Attorney at least 30 days before the effective date of the cancellation or change.

                         ARTICLE IX: INDEMNIFICATION

9.0 The Contractor agrees that it will indemnify, hold harmless and defend the County, its officials, officers, employees and agents, against, and assume all liability for, any and all claims, suits, causes of action, damages, liabilities, expenditures, or proceedings of any kind (collectively "claims") arising from or related to any of the Contractor's activities or operations pursuant to this Agreement, including but not limited to claims based on bodily injury, loss of life or limb, damage to property, pollution or other environmental damages.

                      ARTICLE X: TERMINATION BY COUNTY

10.0 If there is a material breach of any term of this Agreement by the Contractor, the County shall notify the Contractor in writing of the breach and provide the Contractor with a reasonable opportunity to correct the breach. If the breach is not corrected in a timely manner, the County may terminate the Contract at any time at the County's discretion. Among other things, a material breach of this Agreement shall be deemed to have occurred if: (a) the Contractor fails to pay franchise fees at the times and in the amounts required by this Agreement; (b) the Contractor fails to file complete, accurate, and timely reports, as required by this Agreement; (c) the Contractor disposes of solid waste at a site other than a properly permitted and authorized solid waste management facility; (d) the Contractor collects or transports solid waste in a manner that is not authorized under this Agreement; (e) the Contractor fails to continuously maintain the types and amounts of insurance required under this Agreement; (f) the Contractor declares bankruptcy; or (g) the Contractor fails to comply with the applicable provisions of Ordinance 529 or this Agreement.
         10.1 If the Contractor has frequently, regularly or repetitively defaulted in the performance of any of the requirements in this Agreement or the Martin County Code, the County may in its sole discretion deem the Contractor to be a "habitual violator", regardless of whether the Contractor has corrected each individual condition of default. Under such circumstances, the Contractor shall forfeit its right to any further grace period to correct or cure future defaults. All of the Contractor's prior defaults shall be considered cumulative and collectively shall constitute a condition of irredeemable default. The County shall issue the Contractor a notice that the Contractor has been deemed a "habitual violator." Thereafter, any single default by the Contractor of whatever nature shall be grounds for immediate termination of this Agreement. In the event of any such default, the County may terminate this Agreement by giving a written notice to the Contractor, which shall be effective upon the date specified in the notice. The Contractor shall immediately cease all activities under this Agreement. This section creates a supplemental and additional means of terminating this Agreement and it shall not be deemed to be in lieu of any other remedy available at law or equity.

                    ARTICLE XI: MISCELLANEOUS PROVISIONS

11.0     Representatives of the Parties

         For the purposes of this Agreement, the authorized representative of the County shall be the Director of the Martin County Environmental Services Department or the Director's designee. The authorized representative of the Contractor for purposes of this Agreement shall be Scot Stevenson. Either party may change its representative upon five (5) days' prior Notice to the other party.
11.1     Notices


         All notices and consents required or permitted by this Agreement shall be in writing and transmitted in person or by registered or certified mail, return receipt requested, with notice deemed to be given upon receipt, as follows:

If to the County:

                  Director
                      Martin County Environmental Services Department
                  2203 S.E. Ocean Boulevard
                  P.O. Box 9000
                  Stuart, Florida 34995

With a copy to:


                   Martin County Attorney
                   2401 S.E. Monterey Road
                   Stuart, Florida 34996

If to the Contractor:





With a copy to:


         Changes in the respective addresses to which such notices may be directed may be made from time to time by either party by notice to the other party.


         11.2      Waiver
         No delay or failure to exercise a right under this Agreement shall impair such right or shall be construed to be a waiver thereof, but such right may be exercised from time to time and as often as deemed expedient. The failure of the County or Contractor at any time to require performance by the other party of any term in this Agreement shall in no way affect the right of the County or Contractor thereafter to enforce same; nor shall waiver by the County or Contractor of any breach of any term of this Agreement be taken or held to be a waiver of any succeeding breach of such term or as a waiver of any term itself. To be effective, any waiver shall be in writing and signed by the party granting such waiver. Any such waiver shall be limited to the particular right so waived and shall not be deemed to waive any other right under this Agreement.
11.3 Agreement Governed by Florida Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, and it shall be binding upon, and inure to the benefit of, the parties, their successors, and assigns. The Contractor shall submit to service of process and the jurisdiction of the State of Florida for any controversy or claim arising out of or relating to the Agreement. Any action to interpret and/or enforce the Agreement shall be brought and maintained in the State of Florida. Venue shall be in Martin County, Florida. 11.4 Assignment


         This Agreement may not be sold, assigned or transferred by the Contractor without the County's prior written consent. As a condition precedent to receiving the County's consent, the Contractor or the potential transferee must demonstrate that the transferee has the ability to comply with all of the applicable requirements set forth in this Agreement and the Martin County Code. At its sole option, the County may assign this Agreement at any time without the consent of the Contractor.
11.5     Representations of the Contractor

         The Contractor represents that (a) it is a corporation duly organized under the laws of the State of Florida or a person or an entity qualified to do business in the State of Florida, (b) this Agreement has been duly authorized, executed, and delivered in the State of Florida, and (c) it has the required power and authority to perform this Agreement.
11.6     Headings


          Captions and headings in this Agreement are for ease of reference only and do not constitute a part of this Agreement.
11.7     Severabilitv


          If any term, condition, covenant or obligation of this Agreement is declared illegal, void or unenforceable, the remaining terms will not be affected but will remain in full force and effect, and this Agreement shall be construed as if such illegal, void or unenforceable provision had never been contained herein. 11.8 Survivabilitv


         Any term, condition, covenant, or obligation which requires performance by a party subsequent to termination of this Agreement shall remain enforceable against such party subsequent to such termination.

11.9     Third Party Beneficiaries
         -------------------------


          It is agreed between the parties hereto that no provision of this Agreement is intended to create any third-party beneficiaries hereunder, or to authorize anyone not a party to this Agreement to maintain an action pursuant to the terms or provisions of this Agreement.
11.10    Personal Liability


         Nothing in this Agreement shall be construed as creating any personal liability on the part of any official, officer, employee, agent or representative of the County.
11.11    Independent Contractor
         ----------------------


         When performing the activities required by this Agreement, the Contractor will be acting in the capacity of an independent contractor and not as an agent, employee, partner, joint venturer or associate of the County. The Contractor shall be solely responsible for the means, methods and procedures used by the Contractor to perform under this Agreement. Neither the Contractor nor any of its employees, officers, agents or subcontractors shall represent, act, purport to act, or be deemed to be the agent, representative, employee, or servant of the County. The Contractor shall have no authority to bind the County to any agreement or contract. No person performing any work or services for the Contractor under this Agreement shall be entitled to any benefits available or granted to employees of the County.
11.12     Merger Clause


         This Agreement constitutes the entire agreement and understanding of the parties as to all matters addressed or referred to herein. This Agreement supersedes all prior and contemporaneous agreements and understandings, representations and warranties, whether oral or written, relating to such matters.
         11.13     Fair Dealing
         The Contractor declares and warrants that the Contractor enters into the Agreement without reliance on or engaging in any collusion, bribery or fraud, that all of the Contractor's representations in this Agreement are made fairly and in good faith, and that no County Commissioner, County officer, or County employee, directly or indirectly owns more than 5% of the total assets or capital stock of the Contractor, nor will any such person directly or indirectly benefit by more than 5% from the profits or emoluments of this Agreement. The Contractor warrants that it has not employed or retained any company or person, other than a bona fide employee working solely for the Contractor, to solicit or secure this contract and the Contractor has not paid or agreed to pay any person, company, corporation, individual or firm, other than a bona fide employee working solely for the Contractor, any fee, commission, percentage, gift or any other compensation contingent upon or resulting from the award or making of this contract. Further, the Contractor declares and warrants that the Contractor is not subject to the restrictions in Section 287.017, Florida Statutes, for a public entity crime.
         11.14     Sovereign Immunity
         Nothing in this Agreement shall be interpreted or construed to mean that the County waives its common law sovereign immunity under Section 768.28, Florida Statutes. 11.15 Amendment


         Except as otherwise specifically provided herein, this Agreement may be amended only by written instrument specifically referring to this Agreement and executed by both parties with the same formalities as this Agreement.
11.16    Terms Generally

         Whenever the context may require, any pronoun which is used in this Agreement shall include the corresponding masculine, feminine and neuter forms and the singular shall include the plural and vice versa. Unless otherwise specifically noted, the words "include," and "including" as used herein shall be deemed to be followed by the following phrase "without limitation." The words "agree," "agreement," "consent," "establish," "impose" as used herein shall be deemed to be followed by the phrase "which shall not be unreasonably withheld or delayed" except as specifically noted. Words or phrases which are defined herein by reference to a statute, rule or regulation shall have the meaning ascribed to such word or phrases as of the Effective Date, without regard to subsequent changes in such statutes, rules or regulations.
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates noted below.

                                            MARTIN COUNTY, FLORIDA






                                          By: /s/ Russ Blackburn
                                                  Russ Blackburn
                                                  County Administrator

         ATTEST:
         /s/ Marsha Stiller, Clerk          APPROVED AS TO FORM
         -------------------------
           Marsha Stiller, Clerk              AND CORRECTNESS
                 (SEAL)
                                                     /s/ Gary K. Oldehoff
                                                 Gary K. Oldehoff
                                                  County Attorney



                                                     CHOICE SANITATION
                                                     Constractor


                                                     By: /s/ Scot Stevenson